Exhibit 99.1

Joint Filer Information
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Name:  Kenneth H. Shubin Stein, MD, CFA
Address:  1995 Broadway, Suite 1801, New York, NY 10023
Designated Filer:  Spencer Capital Management, LLC
Issuer & Ticker Symbol:  Celebrate Express, Inc.  (BDAY)
Date of Event Requiring Statement:  April 3, 2007
Relationship of Reporting Person(s) to Issuer:  Director and 10% Owner


Date:  April 5, 2007



                                        By: /s/ Kenneth H. Shubin Stein, MD, CFA
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                                            Kenneth H. Shubin Stein, MD, CFA